UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 22, 2013

Metalico, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32453	52-2169780
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

186 North Ave. East, Cranford, New Jersey		07016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(908) 497-9610

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

(a) On November 21, 2013, Metalico, Inc. (the "Company") and its subsidiaries entered into a Financing Agreement dated as of such date (the "Financing Agreement") with a syndicate of lenders led by TPG Specialty Lending, Inc. The material terms of the Financing Agreement are set forth in Item 2.03 below, which is incorporated herein by reference.

(b) On November 20, 2013, the requisite number of holders of the Company's 7% senior unsecured convertible notes due April 30, 2028 (the "Convertible Notes") entered into Amendment No. 1 to Convertible Notes (the "Note Amendment") clarifying certain definitions under the Convertible Notes, specifically the classification of the Company’s debt under the Financing Agreement described in Item 2.03 below as a refinancing of prior debt and the definition of transactional documents deemed related to the Convertible Notes. The above description of the terms of the Note Amendment is a summary and is qualified in its entirety by the terms contained in the form of the Note Amendment, which is being filed as Exhibit 10.41 to this Current Report on Form 8-K.

(c) On November 21, 2013, pursuant to the terms of five Note Purchase Agreements, each dated as of November 20, 2013 (the "Note Purchase Agreements") between the Company and each of the participating holders party to the respective Note Purchase Agreements, respectively, and an additional commitment to sell Convertible Notes not subject to a Note Purchase Agreement, the Company redeemed the aggregate principal face amount of approximately $34.7 million of its Convertible Notes for an aggregate discounted purchase price of approximately $33.1 million plus accrued interest. The purchases reduced the outstanding principal balance of Convertible Notes to approximately $28.5 million. The Company repurchased the Convertible Notes with borrowings under the Financing Agreement described in Item 2.03 below and available cash.

The above description of the terms of the Note Purchase Agreement is a summary and is qualified in its entirety by the terms contained in the form of the Note Amendment, which isbeing filed as Exhibit 10.42 to this Current Report on Form 8-K.

(d) On November 21, 2013, the Company's Buffalo Shredding and Recovery, LLC subsidiary, simultaneously entered into Amendment 5 ("First Niagara Amendment 5") and Amendment 6 ("First Niagara Amendment 6") to the Equipment Finance Agreement dated December 12, 2011 (as previously amended, the "Equipment Finance Agreement") with First Niagara Leasing, Inc. The material terms of Amendment 5 and Amendment 6 are set forth in Item 2.03(b) below, which are incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

(a) Upon the effectiveness of the Financing Agreement described in Item 1.01 above, the Company and certain of its subsidiaries terminated its Credit Agreement with a syndicate of lenders led by JPMorgan Chase Bank, N.A., dated February 26, 2010, as amended (the "Credit Agreement") and repaid outstanding indebtedness under the CreditAgreement in the aggregate principal amount of approximately $44.2 million.

The Company retired the outstanding balances under the Credit Agreement with borrowings under the Financing Agreement described in Item 2.03 below and available cash.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a) On November 21, 2013, the Company and its subsidiaries entered into a Financing Agreement dated as of such date(the "Financing Agreement") with TPG Specialty Lending, Inc., as agent for the lenders (the "Lenders") from time to time party thereto (in such capacity, "Agent") and lead arranger, and PNC Bank, National Association, as service agent for the Lenders (in such capacity, "Service Agent"). The new six-year agreement consists of senior secured credit facilities in the aggregate amount of $125 million, including a $65 million revolving line of credit and two term loan facilities totaling $60 million. The revolving line of credit provides for revolving loans which, in the aggregate, are not to exceed the lesser of $65 million or a "Borrowing Base" amount based on specified percentages of eligible accounts receivable and inventory and bear interest at the "Base Rate" (a rate determined by reference to the prime rate but in any event not less than 3%) plus 2% or, at the Company’s election, a LIBOR-based rate (the current LIBOR rate but in any event not less than 1%) plus 2%. The term loans bear interest at the Base Rate plus 7.5% or, at the Company’s election, the LIBOR-based rate plus 8.5% and amortize over the term of the Financing Agreement. The Company will be subject to certain financial covenants, including maximum leverage, maximum capital expenditures and minimum availability, and will be restricted from, among other things, paying cash dividends, repurchasing its common stock over certain stated thresholds, and entering into certain transactions without the prior consent of the lenders. The Company will also be required to make prepayments from portions of the proceeds of certain asset sales, insurance payments, issuances of equity and excess cash flow. Obligations under the Financing Agreement are secured by substantially all of the assets of the Company and its subsidiaries. The proceeds of the Agreement are to be used for working capital, to repurchase the Company’s 7% Convertible Notes (including any that may be put to the Company on June 30, 2014 under the terms of the Convertible Notes), and for general corporate purposes.

The above description of the terms of the Financing Agreement is qualified in its entirety by the Financing Agreement, which is being filed as Exhibit 10.9 to this Current Report on Form 8-K and incorporated herein.

(b) On November 21, 2013, the Company's Buffalo Shredding and Recovery, LLC subsidiary, simultaneously entered into Amendment 5 ("First Niagara Amendment 5") and Amendment 6 ("First Niagara Amendment 6" and collectively, with First Niagara Amendment 5, the "First Niagara Amendments") to the Equipment Finance Agreement dated December 12, 2011 (as previously amended, the "Equipment Finance Agreement") with First Niagara Leasing, Inc. Amendment 5 incorporates the financial covenants set forth in the Financing Agreement described in Item 2.03(a) above in lieu of the financial covenants set forth in the Credit Agreement that has been terminated. Amendment 6 changes the maturity date of the loan outstanding under the Equipment Finance Agreement to match the maturity dates of borrowings under the Finance Agreement and modifies the amortization schedule of the First Niagara Leasing loan accordingly. The remaining material terms of the Equipment Finance Agreement remain unchanged by the First Niagara Amendments.

The above description of the terms of the First Niagara Amendment is qualified in its entirety by First Niagara Amendment 5 and First Niagara Amendment 6, which are attached to this Current Report on Form 8-K as Exhibits 10.34 and 10.35, respectively, and incorporated herein.

(c) On November 22, 2013, the Company issued the press release attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Ex. 10.9 Financing Agreement dated as of November 21, 2013 by and among Metalico, Inc., each of its subsidiaries signatory thereto, the lenders signatory thereto (the "Lenders"), TPG Specialty Lending, Inc., as agent for the Lenders (in such capacity, "Agent") and lead arranger, and PNC Bank, National Association, as service agent for the Lenders (in such capacity, "Service Agent")

Ex. 10.34 Amendment No. 5 dated November 21, 2013 to Equipment Financing Agreement dated December 12, 2011 by and between Buffalo Shredding and Recovery, LLC as borrower and First Niagara Leasing, Inc. as lender

Ex. 10.35 Amendment No. 6 dated November 21, 2013 to Equipment Financing Agreement dated December 12, 2011 by and between Buffalo Shredding and Recovery, LLC as borrower and First Niagara Leasing, Inc. as lender

Ex. 10.41 Form of Amendment No. 1 to Senior Convertible Notes dated November 20, 2013 to Senior Unsecured Convertible Notes issued by Metalico, Inc. due April 30, 2028

Ex. 10.42 Form of Note Purchase Agreement dated November 20, 2013 between the Company and each participating Note Holder named therein

Ex. 99.1 Press Release issued November 22, 2013

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Metalico, Inc.

November 22, 2013	By:	/s/ Carlos E. Aguero

Name: Carlos E. Aguero
Title: Chairman, President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.9	Financing Agreement dated as of November 21, 2013 by and among Metalico, Inc., each of its subsidiaries signatory thereto, the lenders signatory thereto (the "Lenders"), TPG Specialty Lending, Inc., as agent for the Lenders (in such capacity, "Agent") and lead arranger, and PNC Bank, National Association, as service agent for the Lenders (in such capacity, "Service Agent")
10.34	Amendment No. 5 dated November 21, 2013 to Equipment Financing Agreement dated December 12, 2011 by and between Buffalo Shredding and Recovery, LLC as borrower and First Niagara Leasing, Inc. as lender
10.35	Amendment No. 6 dated November 21, 2013 to Equipment Financing Agreement dated December 12, 2011 by and between Buffalo Shredding and Recovery, LLC as borrower and First Niagara Leasing, Inc. as lender
10.41	Form of Amendment No. 1 to Senior Convertible Notes dated November 20, 2013 to Senior Unsecured Convertible Notes issued by Metalico, Inc. due April 30, 2028
10.42	Form of Note Purchase Agreement dated November 20, 2013 between the Company and each participating Note Holder named therein
99.1	Press Release issued November 22, 2013